Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2026 with respect to the audited consolidated financial statements of Synergy CHC Corp. (the “Company”) as of and for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

Houston, Texas

May 15, 2026